EXHIBIT 99.1
CONTACT:  Scott Carlock
(857-415-5020)

Così, Inc. Enters Agreement to Issue $4,473,055 of Shares of Common Stock

BOSTON, MA - August 19, 2014 - Così, Inc. (NASDAQ: COSI), the fast casual restaurant company, today announced that it has entered into a Stock Purchase Agreement ("Stock Purchase Agreement") with a fund managed by Janus Capital Management LLC ("Janus") pursuant to which Janus has agreed to purchase up to 3,889,613 shares of the Company’s Common Stock at a purchase price of $1.15 per share.  The total proceeds to the Company of $4,473,055 will be used for general corporate purposes.  The transaction will close upon the expiration of the 15-day notice period to NASDAQ required for issuances of greater than 10% of the voting stock of a company or such earlier time that NASDAQ may permit.  The Company filed the notice with NASDAQ on August 15, 2014.

Milfam II L.P. (“Milfam”), the holder of the Company’s Note Payable, has the right under its Note Purchase Agreement with the Company dated April 17, 2014 to participate in such transaction on the same terms as Janus.  Milfam has indicated that it intends to participate, through an affiliate, by purchasing 521,739 shares of the Company’s Common Stock (the “Milfam Allocation”) at $1.15 per share. If Milfam purchases the Milfam Allocation or any portion thereof, the shares purchased by Janus will be reduced accordingly.  In any event, the Company will issue a total of 3,889,613 shares for a total consideration of $4,473,055.

“We are very pleased to receive this funding from Janus and believe that this infusion of stable capital will provide us with funding in the near-term to continue to drive the initiatives that are at the core of our turn-around”, stated RJ Dourney, Cosi CEO and President.  “Going forward, we will continue to evaluate additional sources of growth capital to help fund our longer-term goals in a measured manner.”

About Così, Inc.
Così® (http://www.getcosi.com) is a national fast casual restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open-flame stone-hearth ovens prominently located in each of the restaurants. Così's warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 63 Company-owned and 46 franchise restaurants operating in sixteen states, the District of Columbia, Costa Rica and the United Arab Emirates. The Così® vision is to become America's favorite fast casual restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Così® menu features Così® sandwiches, freshly-tossed salads, bowls, breakfast wraps, melts, soups, Squagels®, flatbread pizzas, S'mores, snacks and other desserts, and a wide range of coffee and coffee-based drinks and other specialty beverages. Così® restaurants are designed to be a welcoming and comfortable environment. Così's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

"Così," "(Sun & Moon Design)" and related marks are registered trademarks of Così, Inc. in the U.S.A. and certain other countries. Copyright © 2014 Così, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws.  Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the results being reported in this release are unaudited and subject to change; the cost of our principal food products and supply and delivery shortages and interruptions; labor shortages or increased labor costs; changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce, or other foods or the effects of food-borne illnesses, such as E. coli, "mad cow disease" and avian influenza or "bird flu"; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; expansion into new markets including foreign markets; our ability to attract and retain qualified franchisees and our franchisees' ability to open restaurants on a timely basis; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required government approvals and permits; our ability to create customer awareness of our restaurants in new markets; the reliability of our customer and market studies; cost effective and timely planning, design and build out of restaurants; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; market saturation due to new restaurant openings; inadequate protection of our intellectual property; our ability to obtain additional capital and financing; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on Così's website at
http://www.getcosi.com in the investor relations section.